UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2014

E2open, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35598	94-3366487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 East Third Avenue, Suite 400

Foster City, California 94404

(Address of principal executive offices, including zip code)

(650) 645-6500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On May 31, 2014, E2open, Inc., a Delaware corporation (“E2open”), Gold Rush Acquisition Corp., a Delaware corporation (“Merger Sub”), SERUS Corporation, a Delaware corporation (“SERUS”), and Fortis Advisors LLC, a Delaware limited liability company and agent for and on behalf of the stockholders of SERUS Corporation (“Agent”), entered into a definitive agreement and plan of merger (the “Agreement”) whereby SERUS was merged into a wholly-owned subsidiary of E2open. SERUS is a leading provider of cloud-based manufacturing and supply chain visibility and intelligence solutions to semiconductor and other high tech companies headquartered in Santa Clara, CA.

Under the terms of the Agreement, the SERUS stockholders received approximately $14.5 million in cash consideration, $4.0 million in shares of common stock of E2open, valued based on the average closing price per share for the ten trading days prior to signing of the Agreement, and the right to receive up to $7.5 million in cash contingent upon the achievement of certain revenue-related financial performance milestones.

The Agreement includes customary representations, warranties, and indemnification provisions on the part of E2open, SERUS, and the SERUS stockholders.

The boards of directors of E2open and SERUS, and the stockholders of SERUS have approved the Agreement and the transactions contemplated by the Agreement were closed on June 4, 2014.

The foregoing is a summary of the material provisions of the Agreement. This summary is not intended to be complete and is qualified in its entirety by reference to the Agreement a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or SERUS. In particular, the representations and warranties contained in the Agreement were made only for the purposes of the Agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Agreement and should not be relied upon as a disclosure of factual information relating to the Company or SERUS.

Item 3.02 – Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated into this Item 3.02. In accordance with the Agreement, a portion of the consideration to be delivered to the SERUS stockholders consists of shares of E2open common stock. These shares of E2open common stock are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2), Regulation D and/or Regulation S.

Item 8.01 – Other Events.

On June 4, 2014, Registrant issued a press release announcing the completion of the acquisition contemplated by the Agreement. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated May 31, 2014 by and among E2open, Inc., Gold Rush Acquisition Corp., SERUS Corporation, and Fortis Advisors LLC.

99.1	Press release dated June 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2014

E2OPEN, INC.

By:	/s/ Mark E. Woodward
Name:	Mark E. Woodward
Title:	President, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated May 31, 2014 by and among E2open, Inc., Gold Rush Acquisition Corp., SERUS Corporation, and Fortis Advisors LLC.

99.1	Press release dated June 4, 2014.